Annual Shareholders Meeting May 17, 2017

Welcome Julie Ann Kotowski Director of Investor Relations

Forward-Looking Statements This presentation contains certain statements related to future results or states our intentions, beliefs and expectations or predictions for the future which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Further information concerning the Company and its business, including factors that potentially could materially affect the Company’s financial results, is contained in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update any forward-looking statements for any reason. The information included in this presentation is as of May 17, 2017. This presentation includes market and industry data, forecasts and valuations that have been obtained from independent consultant reports, publicly available information, various industry publications and other published industry sources. Although we believe these sources are reliable, we have not independently verified the information and cannot make any representation as to the accuracy or completeness of such information. We disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this presentation or to reflect any change in our expectations after the date of this presentation or any change in events, conditions or circumstances on which any statement is based. 3

Paul Hassler Chairman of the Board Andy Nemeth President

Strong Brands 5

2016 Review Todd Cleveland Chief Executive Officer

Sales & Earnings Growth 7  Sales continue to grow and outpace their respective markets, driven by acquisitions, new products and extension growth and market share gains  Net Income and EPS continue steady growth driven by the following:  Leveraging of fixed costs  Tight management of controllable expenses *2012 net income excludes the benefit of the income tax credit associated with NOLs - $7MM or $0.43 per diluted share ($ in millions except per share data)  $21 +13% $24 +28% $31 +38% $42 +32% $56  $1.33 +11% $1.49 +29% $1.91 +42% $2.72 +34% $3.64 2012* 2013 2014 2015 2016 Earnings Growth Net Income Diluted EPS  Realized cost synergies from acquisitions  Share buyback program 7  $437 +36% $595 +24% $736 +25 $920 +33% $1,222 2012 2013 2014 2015 2016 Sales Growth Sales

Stock Performance 0.0 0.2 0.4 0.6 0.8 1.0 1.2 1.4 1.6 1.8 2.0 1 Year 0.0 0.5 1.0 1.5 2.0 2.5 3.0 3.5 4.0 4.5 3 Years 0 5 10 15 20 25 30 5 Years 0 1 2 3 4 5 6 7 8 9 10 10 Years *Stock price performance calculated based on year ending % D PATK 296% DJI 19% S&P 500 21% % D PATK 2691% DJI 62% S&P 500 78% % D PATK 816% DJI 59% S&P 500 58% Our Goal is continued differentiated performance in excess of expectations! 8 % D PATK 75% DJI 13% S&P 500 10%

2010 Acquisition Highlights 2014 Acquisition Highlights • 2 companies • 7 companies • $6MM aggregate purchase price • $72MM aggregate purchase price • $22MM annualized sales • $126MM annualized sales • Primarily RV market-based • Primarily RV market-based 2011 Acquisition Highlights 2015 Acquisition Highlights • 3 companies • 4 companies • $7MM aggregate purchase price • $140MM aggregate purchase price • $26MM annualized sales • $233MM annualized sales • Primarily RV & Industrial market-based • Primarily RV market-based 2012 Acquisition Highlights 2016 Acquisition Highlights • 4 companies • 8 companies • $30MM aggregate purchase price • $139MM aggregate purchase price • $80MM annualized sales • $167MM annualized sales • Primarily RV market-based • RV, MH & Industrial market-based 2013 Acquisition Highlights • 3 companies • $17MM aggregate purchase price • $42MM annualized sales • Primarily RV market-based  Acquired 31 companies from 2010 – 2016  $411MM aggregate purchase price  $696MM annualized sales (at time of acquisition) Acquisition Summary by Year 9

*Annualized sales represents projected full year sales volumes as of the acquisition date 2016 – 2017 Acquisition Summary 10 2016 2017 Parkland Plastics The Progressive Group Cana Cabinetry Mishawaka Sheet Metal L.S. Manufacturing Inc. BH Electronics, Inc. Sigma Wire & KRA Intl. Medallion Plastics, Inc. Marine Concepts Marine Electrical Products Florida Marine Tanks Date of Acquisition: 02/2016 03/2016 05/2016 06/2016 07/2016 07/2016 12/2016 03/2017 Annualized Revenue $30.0 $23.0 $18.0 $28.0 $12.0 $35.0 $21.0 $20.0 Segment: Manufacturing Distribution Manufacturing Manufacturing Manufacturing Manufacturing Manufacturing Manufacturing Manufacturing Manufacturing Manufacturing Industry: RV & Industrial RV & Industrial MH & Industrial RV & Industrial RV & Industrial Marine RV, Marine & Industrial RV & Industrial Marine & Industrial Marine Marine & Industrial $75.0 Acquisition: Leisure Product Enterprises, LLC 05/2017

Industry Trends Andy Nemeth President

(shipments in thousands) Source: RVIA  Highest level of annual shipments in 40 years  Wholesale unit shipments increased by 15% over 2015  Double digit growth in every quarter in 2016  Retail shipments increased by 11% compared to 2015 RV Industry Annual Shipment Trends 12 173 163 203 228 259 247 248 255 293 321 300 257 311 321 370 384 391 353 237 166 242 252 286 321 357 374 431 RV Dealer Unit Shipments

(shipments in thousands) Source: Manufactured Housing Institute MH Industry Annual Shipment Trends  Industry growth of 15% compared to 2015  Increased demand as a resource for those displaced by Hurricane Matthew and flooding 13 188 171 211 254 304 340 363 353 373 349 251 193 168 131 131 147 118 96 82 50 50 52 55 60 64 71 81 MH Dealer Unit Shipments

(housing starts in thousands) Source: U.S. Census Bureau New Housing Starts Trends 1,193 1,014 1,200 1,288 1,457 1,354 1,477 1,474 1,617 1,641 1,569 1,603 1,705 1,848 1,956 2,068 1,801 1,355 906 554 587 609 781 925 1,003 1,112 1,174 New Housing Starts  Housing starts were up 6% compared to 2015  Approximately 50% of our industrial revenue base was directly tied to the residential housing market 14

1st Quarter 2017 Review

Q1-2017 Q1-2016 Change Net Sales $345.4 $278.6 24% Operating Income $23.9 $20.6 16% Net Income $17.5 $13.0 35% Net Income per Diluted Share $1.12 $0.85 32% $2,167 $2,044 $1,904 $1,787 RV MH 2017 2016 RV 72% MH 13% Industrial 11% Marine 4% Revenue Mix  Sales increased $67 million for the first quarter 2017, up 24% compared to 2016  RV Sales up 21%  Industry up 12%  Content per unit, on a trailing twelve month basis, increased 14% for both RV and MH  Net income per diluted share increased 32% in the first quarter 2017 to $1.12 per share  Equity offering completed in March 2017 – proceeds of approximately $94 million  Proceeds were used immediately to pay down a portion of outstanding indebtedness  Credit facility expanded to $450 million ($ in millions except per share data) Industry/Housing Starts data per industry sources: RVIA, MHI and US Census Bureau Q1 2017 Summary P&L Content per Unit 16  MH Sales up 36%  Industry up 20%  Industrial Sales up 35%  New housing starts up 8%

Market Platform Marine Industrial MH RV 17

18 Strategically aligned with OEM customers with a nationwide network Over 80 facilities in 19 states with approximately 6,000 employees Headquarters Existing Patrick Facility Geographic & Product Expansion 18

Annual Shareholders Meeting May 17, 2017